Exhibit 10.1

EIGHTH AMENDMENT TO MASTER REPURCHASE AGREEMENT

Dated as of August 24, 2020

Between:

PENNYMAC LOAN SERVICES, LLC, as Seller

and

JPMORGAN CHASE BANK, N.A., as Buyer

The Parties have agreed to amend the Master Repurchase Agreement dated August 19, 2016 between them (the “Original MRA”, as amended by the First Amendment to Master Repurchase Agreement dated May 23, 2017, the Second Amendment to Master Repurchase Agreement dated September 27, 2017, the Third Amendment to Master Repurchase Agreement dated October 13, 2017, the Fourth Amendment to Master Repurchase Agreement dated October 13, 2017, the Fifth Amendment to Master Repurchase Agreement dated October 12, 2018 and the Sixth Amendment to Master Repurchase Agreement dated July 23, 2019, the Seventh Amendment to Master Repurchase Agreement dated October 11, 2019, and Omnibus Letter Agreement dated April 30, 2020 (the “Amended MRA”) and as amended hereby and as further supplemented, amended or restated from time to time (the “MRA”)), to amend the definition of Eligible Mortgage Loan, amend various other definitions, and they hereby amend the Amended MRA as follows.

All capitalized terms used in the Amended MRA and used, but not defined differently, in this amendment have the same meanings here as there.

1.         Definitions; Interpretation

The following definitions are amended to read as follows:

“Cash Out Refinancing Loan” means a Mortgage Loan (w) that refinances an existing Mortgage Loan, (x) whose proceeds exceed the unpaid balance of such existing Mortgage Loan (and related closing costs), (y) part or all of such excess is paid out to its Mortgagor or its Mortgagor’s designee(s), and (z) is eligible for takeout by Fannie Mae or Freddie Mac.

“Eligible Mortgage Loan” means, on any date of determination, a Mortgage Loan:

(i)         for which each of the applicable representations and warranties set forth on Exhibit B is true and correct as of such date of determination;

(ii)       that is either a Conventional Conforming Loan or a Government Loan;

(iii)      if (x) not a Correspondent Loan, whose Origination Date was no more than thirty (30) days before the Purchase Date of the initial Transaction in which it was purchased by Buyer, or (y) a Correspondent Loan, whose Origination

Date was no more than sixty (60) days before the Purchase Date of such initial Transaction;

(iv)       that is eligible for sale to an Approved Takeout Investor under its Takeout Guidelines;

(v)        that has a scheduled Repurchase Date not later than the following number of days after the Purchase Date for the initial Transaction to which that Mortgage Loan was subject:

Type of Mortgage Loan	Number of days
Conventional Conforming Loan	30
Government Loan	30
Moderately Aged Loan	45
Long Aged Loan	60

(vi)       that does not have a Combined Loan-to-Value Ratio in excess of one hundred five percent (105%) in the case of a Conventional Conforming Loan or a Government Loan (or, in each case, such other percentage determined by Buyer in its sole discretion and specified in a written notice from Buyer to Seller from time to time) and, if its Loan-to-Value Ratio is in excess of eighty percent (80%) (or such other percentage as may be determined by Buyer in its sole discretion and specified in a written notice from Buyer to Seller from time to time), it has private mortgage insurance in an amount required by the applicable Agency Guidelines, unless pursuant to Agency Guidelines in existence at the time such Mortgage Loan was originated, private mortgage insurance is not required for such Mortgage Loan;

(vii)     whose Mortgagor has a FICO Score of at least (i) 660 in the case of a Conventional Conforming Loan, Government Loan, Second Home Loan, or Investor Loan, (ii) 620 in the case of a Low FICO Conventional Conforming Loan or Low FICO Government Loan, or (iii) 700 in the case of a Jumbo Loan (or such other minimum FICO Score as may be determined by Buyer in its sole discretion and specified in a written notice from Buyer to Seller from time to time);

(viii)    if a Government Loan, whose Purchase Price, when added to the sum of the Purchase Prices of all other Government Loans that are then subject to Transactions, is less than or equal to seventy percent (70%) (or such other percentage as may be determined by Buyer in its sole discretion and specified in a written notice from Buyer to Seller from time to time) of the Facility Amount on any other day, provided, however, that the sum of the Purchase Prices of all Low FICO Government Loans that are then subject to Transactions, shall not exceed Twenty-Six Million Two Hundred Fifty Thousand Dollars ($26,250,000);

(ix)       if a Wet Loan, whose Purchase Price, when added to the sum of the Purchase Prices of all other Wet Loans that are then subject to Transactions, is less than or equal to seventy-five percent (75%) (or such other percentage as may be determined by Buyer in its sole discretion and specified in a written notice from Buyer to Seller from time to time) of the Facility Amount on any other day;

(x)        if a Long Aged Loan, whose Purchase Price, when added to the sum of the Purchase Prices of all other Long Aged Loans that are then subject to Transactions, is less than or equal to five percent (5%) (or such other percentage as may be determined by Buyer in its sole discretion and specified in a written notice from Buyer to Seller from time to time) of the Facility Amount;

(xi)       if a Second Home Loan or an Investor Loan, whose Purchase Price, when added to the sum of the Purchase Prices of all other Second Home Loans and Investor Loans that are then subject to Transactions, is less than or equal to ten percent (10%) (or such other percentage as may be determined by Buyer in its sole discretion and specified in a written notice from Buyer to Seller from time to time) of the Facility Amount;

(xi)       if a Cash Out Refinancing Loan, whose Purchase Price, when added to the sum of the Purchase Prices of all other Cash Out Refinancing Loans that are then subject to Transactions, is less than or equal to ten percent (10%) (or such other percentage as may be determined by Buyer in its sole discretion and specified in a written notice from Buyer to Seller from time to time) of the Facility Amount;

(xii)     if a Low FICO Conventional Conforming Loan, whose Purchase Price, when added to the sum of the Purchase Prices of all other Low FICO Conventional Conforming Loans that are then subject to Transactions, is less than or equal to five percent (5%) (or such other percentage as may be determined by Buyer in its sole discretion and specified in a written notice from Buyer to Seller from time to time) of the Facility Amount;

(xiii)    that, if subject to a Takeout Commitment, (a) is not subject to a Takeout Agreement that has expired or been terminated or cancelled by the Approved Takeout Investor or with respect to which Seller is in default, (b) has not been rejected or excluded for any reason (other than default by Buyer) from the related Takeout Commitment by the Approved Takeout Investor;

(xiv)     that, if subject to a Hedging Arrangement, is not subject to a Hedging Arrangement that has expired or been cancelled by the Hedging Arrangement counterparty or with respect to which Seller is in default or a termination event has occurred;

(xv)      for which, if not a Wet Loan, a complete Loan File has been delivered to Buyer on or before its Purchase Date;

(xvi)     for which, if a Wet Loan:

(A)     on or before its Purchase Date, a written fraud detection report acceptable to Buyer in its sole discretion has been delivered to Buyer;

(B)      if requested by Buyer, all applicable items listed in clauses (i) through (iii) of the definition of Loan File have been delivered to Buyer or Custodian, as applicable, on or before its Purchase Date; and

(C)      at or before its Wet Funding Deadline, a complete Loan File has been delivered to Buyer;

(xvii)   if and to the extent that Buyer elects by notice to Seller to review and approve them, for which Buyer has approved the underwriting, the Takeout Commitment and other related information;

(xviii)  that is not a Mortgage Loan that Seller has failed to repurchase when required by the terms of this Agreement;

(xix)     for which the related Mortgage Note has not been out of the possession of Buyer pursuant to a Trust Release Letter for more than five (5) Business Days after the date of that Trust Release Letter;

(xx)      for which neither the related Mortgage Note nor the Mortgage has been out of the possession of Buyer pursuant to a Bailee Letter for more than the number of days specified in such Bailee Letter; and

(xxi)     that is not a Defaulted Loan.

“Moderately Aged Loan” means, on any day, a Purchased Mortgage Loan whose Purchase Date was more than thirty (30) days but not more than forty-five (45) days before that day.

B.         The following definitions are added to Section 2(a) of the Amended MRA in alphabetical order:

“Low FICO Conventional Conforming Loan” means a Conventional Conforming Loan whose Mortgagor’s FICO Score is 620 or higher but less than 660, and whose underwriting, appraisal and all related documentation that Buyer elects to review are approved by Buyer.

“Low FICO Government Loan” means a Government Loan whose Mortgagor’s FICO Score is 620 or higher but less than 660, and whose underwriting, appraisal and all related documentation that Buyer elects to review are approved by Buyer.

EXHIBIT B

A.        Clause (nnn) of Exhibit B of the Amended MRA is amended in its entirety to read as follows:

(nnn)    Ineligible Loan Types.  The Mortgage Loan is not (i) a negative amortization loan, (ii) a second lien loan, (iii) a home equity line of credit or similar loan, (iv) a reverse mortgage, (v) a subprime Mortgage Loan or alt-A Mortgage Loan or (vi) considered an “Expanded Approval” loan or a similar loan such as is described in the applicable Agency’s eligibility certification.  For the avoidance of doubt, even if specified or referenced in the definition of “Eligible Mortgage Loan” under this Agreement as amended and in effect before the effective date of the Omnibus Letter Agreement dated April 30, 2020, the following Loan Types and any similarly specially-designated Loan Types are ineligible for inclusion in any Transaction entered into on or after that effective date:

High-CLTV Loans, Manufactured Housing Loans, State Bond Loans, Freddie Mac Small Balance Loans, Government High CLTV Loans, Jumbo Loans and RHS Loans

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As amended hereby, the Amended MRA remains in full force and effect, and the Parties hereby ratify and confirm it.

JPMORGAN CHASE BANK, N.A.

By:	/s/ Lindsay R. Schelstrate
Lindsay R. Schelstrate
Authorized Officer

PENNYMAC LOAN SERVICES, LLC

By:	/s/ Pamela Marsh
Pamela Marsh
Senior Managing Director and Treasurer

Counterpart signature page to Eighth Amendment to Master Repurchase Agreement